UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2017

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-07434 (Commission File Number)	58-1167100 (IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia (Address of principal executive offices)	31999 (Zip Code)

706.323.3431
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 6, 2017, American Family Life Assurance Company of Columbus (“Aflac”), a wholly owned subsidiary of Aflac Incorporated (the “Company”), entered into a separation agreement (the “Separation Agreement”) with Paul S. Amos, II, President of Aflac and a director of the Company. Pursuant to the terms of the Separation Agreement, Mr. Amos resigned from all positions with the Company and all of its subsidiaries and other affiliates, effective as of July 1, 2017, and will receive an aggregate payment of $3,404,494.00, which is equal to the sum of thirty (30) months of base salary continuation, an annual incentive award with respect to fiscal year 2017, and the cost of eighteen (18) months of premiums under the Company’s health insurance plan. Mr. Amos will be subject to, among other things, certain confidentiality, non-compete and non-solicitation obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

June 8, 2017	/s/ June Howard

(June Howard) Senior Vice President, Financial Services Chief Accounting Officer